Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements and financial statement schedules of Nationwide Life Insurance Company and subsidiaries, dated February 28, 2017, incorporated by reference herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-4.
/s/ KPMG LLP
Columbus, Ohio
October 16, 2017

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on Nationwide Variable Account-4, dated March 21, 2017, incorporated by reference herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-4 (File No. 333-201820).
/s/ KPMG LLP
Columbus, Ohio
October 16, 2017